UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2019

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2019, Marrone Bio Innovations, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Austin Grant, Inc., a Florida corporation d/b/a Jet Harvest Solutions (“Jet Harvest”) and the shareholders of Jet Harvest (the “Principals”) pursuant to which on September 10, 2019, the Company completed the purchase of substantially all rights and assets related to the Jet Ag and Jet Oxide product lines for an aggregate amount equal to approximately $2.5 million payable in cash (including an initial cash payment of $544,200 at the closing and non-contingent cash payments payable in four additional installments). In addition to the fixed cash payments, the Asset Purchase Agreement provides that the Company will pay to Jet Harvest five earn-out payments yearly from 2020 through 2024, in amounts based on certain covered sales.

In connection with the Asset Purchase Agreement, and also on September 10, 2019, the Company and Jet Harvest entered into a license agreement, pursuant to which the Company has agreed to license back to Jet Harvest the right to sell and distribute the Jet Oxide and related product lines for use in post-harvest applications through December 31, 2023, in exchange for license fees to be paid yearly from 2020 through 2024, in amounts based on certain covered sales.

The Asset Purchase Agreement contains customary representations and warranties, indemnification and covenants by the Company, Jet Harvest and the Principals. The transaction closed upon the execution of the Purchase Agreement.

Item 2.01. Completion of Acquisition or Disposal of Assets.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On September 11, 2019, the Company issued a press release announcing its entry into the transactions with Jet Harvest. A copy of the press release as attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 11, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: September 11, 2019	By:	/s/ Linda V. Moore.
	Name:	Linda V. Moore.
	Title:	Senior Vice President, General Counsel and Corporate Secretary